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                                 EXHIBIT "E"
                                                                   EXHIBIT 10.85

                               BIG O TIRES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     THIS SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the "Plan") is made and entered into this 7th day of December, 1994 by Big O Tires, Inc., a Nevada corporation ("Employer"), effective as of January 1, 1994.

     1. Purpose of Plan. The Employer desires to provide certain key employees (each a "Participant") a deferred compensation benefit based upon compensation which each such Participant receives in excess of the limitation on compensation for the purpose of qualified retirement plans. It is the intention of the Employer that this Plan qualify as a plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and as a result is exempt from the provisions of Parts 2, 3 and 4 of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") and all provisions of the Plan will be construed in accordance with this intention.

     2. Participants. The initial Participants shall be those employees listed on Exhibit A attached hereto and made a part hereof. The Board of Directors of the Employer ("Board") may add or delete employees as participants under this Plan.

     3. Amount of Deferred Compensation. The Employer shall maintain for each key employee an account reflecting the number of units of deferred compensation awarded to such Employee pursuant to the terms of this Plan. Each year the Employer determines the contribution that it is made to the Big 0 Tires, Inc. Employee Stock Ownership Plan (the "ESOP"). Such contribution shall be expressed as a percentage of the compensation of the Participants in the ESOP as determined in the sole discretion of the Employer (the "ESOP Percentage Contribution Rate"). Each Participant in this Plan shall receive deferred compensation units each year in an amount equal to the ESOP Percentage Contribution Rate multiplied by such employee's taxable compensation in excess of $150,000 (or such higher amount as is permitted to be counted for the purposes of the ESOP) divided by the value of the corporation's stock as of December 31 of such year. The resulting number shall be the number of units awarded to each such Participant. A unit shall be equal to the value of one share of the corporation's common stock.

     4. Maintenance of Accounts. The Employer shall credit each year such amounts determined under Paragraph 3 above to the account of each Participant. The value of the employee's account shall be equal to the number of units multiplied by the value of the corporation's common stock. When distribution is to be made under this Plan, the value shall be determined as of the date distribution commences. In the event the common stock of the corporation is not publicly traded, the valuation used shall be the valuation as of the most recent valuation conducted for the purposes of the Employer's ESOP. The number of units in each Participant's account shall be adjusted for any stock dividends or splits in the same proportion as the outstanding shares of common stock. As of the date on which payment commences, the number of units a participant shall be frozen.

     5. Service Requirement. An employee shall be entitled to a percentage of the value of the Participant's deferred compensation account at the time of distribution based upon the number of years of service completed for the Employer. Years of service shall be determined in accordance with the provisions of the Employer's Employee Stock Ownership Plan. The percentage of the Participant's deferred compensation account to be received upon the date of distribution shall be determined as follows based upon the years of service:

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     Less than 2 years                    0%
     Three years                         20%
     Four years                          40%
     Five years                          60%
     Six years                           80%
     Seven or more                      100%

     6. Unfunded Status. A Participant's account shall be comprised solely of units and the Employer shall not fund any portion of the account prior to payment of deferred compensation to a participant.

     7.  Distribution on Termination of Employment or Change
         ---------------------------------------------------
         of Control.
         ----------

         (a) Upon termination of the employment of the Participant with the Employer for any reason other than death, the Participant will be entitled to receive all amounts credited to the Participant's Account as of the date of termination of employment for any reason. The Participant will receive distribution of all amounts payable to him under this paragraph (a) in installments over the designated period of months, pursuant to the provisions of paragraph (e) of this Section.

         (b) Upon termination of a Participant's employment with the Employer by reason of death, the Participant's designated beneficiary or beneficiaries will be entitled to receive all amounts credited to the Account of the Participant as of the date of his death. Said amounts shall be payable in installments over the designated period of months, pursuant to the provisions of paragraph (e) of this Section.

         (c) Upon the death of the Participant prior to complete distribution to him of the entire balance of his Account (and after the date of termination of his service or employment with the Employer as provided in subparagraph (a), above), the balance of his Account on the date of his death shall be payable to the Participant's designated beneficiary or beneficiaries pursuant to subparagraph (e), hereof.

         (d) Upon a Change of Control, as described herein, of the Employer, the Participant will be entitled to receive all amounts credited to the Participant's Account. The Participant will receive distribution of all amounts payable to him under this paragraph (d) in installments over the designated period of months, pursuant to the provisions of paragraph (e) of this Section.

         (e) The Employer shall direct distribution of the amounts credited to a Participant's Account, to a Participant or his beneficiary or beneficiaries pursuant to the preceding paragraphs of this Section, in one hundred and twenty (120) equal monthly installment payments, unless the Participant has previously filed an election with the Employer to receive such payment in lump sum or in sixty (60) equal monthly payments, pursuant to the terms of subparagraph (f), hereof. In the event of a distribution pursuant to subparagraph (c), the balance of the Participant's Account shall be paid in accordance with the number of remaining installment payments after taking into consideration that number of payments made to the Participant during his life. Distribution shall be made or commence on the first day of the month next following (i) the date upon which the Participant's service or employment with the Employer terminates in the event of

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     a distribution pursuant to subparagraph (a) of this Section; (ii) the date of the Participant's death in the event of a distribution pursuant to subparagraphs (b) and (c) of this Section, (iii) as soon as possible, but in no event longer than thirty days following a Change of Control; or (iv) the age specified by the Participant in the Distribution Election. All other installment payments, if any, shall be made on the first day of each subsequent month until the Participant's Account is paid in full. Each such installment, if any, shall include interest or other earnings on investment credited to the balance of the Account pursuant to Section 6.

         (f) At the election of the Participant, as described herein, the Employer shall direct distribution of the amounts credited to a participant's Account in lump sum on or before the last day of the calendar month coinciding with or next following the effective date of the Participant's termination of employment with the Employer, or Change of Control of Employer, or in sixty (6) equal monthly installments beginning within thirty (30) days after the Participant's termination of employment with the Employer, or Change of Control of Employer. Such election shall be made on the Distribution Election form, attached hereto as Exhibit B. The election to be made pursuant to this subparagraph (f), shall not be effective unless made in a writing signed by the Participant and delivered to the Employer prior to January I of the calendar year in which termination of employment or Change of Control occurs. Such election shall be made on the Distribution Election form, attached hereto as Exhibit B. A Participant shall also elect at the time any election is made as to the form of payment, the age at which distribution is to commence or whether distribution is to be made immediately. Such an election shall be made prior to the calendar year in which the distribution takes place. Any election as to distribution shall be irrevocable prior to the date of the event which triggers distribution.

         (g) The Employer may, at any time and from time to time, determine in its sole discretion to instruct the distribution of the then remaining balance of a Participant's Account in such other manner and in such other amounts as it shall deem appropriate. Except as provided in subparagraph(f), hereof, Participant shall have no right to determine the manner and time of distributions.

         (h) For purposes of this Plan, Change of Control shall mean: the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50 percent or more of either the outstanding shares of common stock or the combined voting power of Employer's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Employer's of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Employer immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Employer's then outstanding securities, or a liquidation or dissolution of Employer or of the sale of all or substantially all of Employer's assets. In addition, Change of Control shall mean the termination of the Employer's Employee Stock Ownership Plan.

     8. Participant's Rights: Effect on Other Compensation and Benefits. Any payments or credits under this Plan shall not be deemed salary or other compensation to the Participant for purposes of computing benefits to which the Participant may be entitled under any qualified retirement plan or other arrangement of the Employer for the benefit of its employees.

     9. Participant's Rights Unsecured. The right of the Participant or his designated beneficiary or beneficiaries to receive a distribution hereunder shall be an unsecured claim against

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the general assets of the Employer, and the Plan constitutes a mere promise by the Employer to make benefit payments in the future. Neither the Participant nor his designated beneficiary or beneficiaries shall have any rights in or against any amount credited to his Account or any other specific assets of the Employer. The Participant's rights to benefit payments under the Plan are not subject IN any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his designated beneficiary or beneficiaries.

     10. Designation of Beneficiary. In the event a Participant dies before the credits to his Account are fully paid out, the beneficiary or beneficiaries designated in the last Notice filed with the Board will receive the balance of the credits to the deceased Participant's Account in accordance with the schedule of payments set forth in Section 7 of this Agreement. A form Designation of Beneficiary is attached hereto as Exhibit C.

     11. Amendments to the Plan. The Board may amend this Plan at any time without the consent of the Participants or their Beneficiaries, provided, however, that no amendment shall divest any Participant or beneficiary of the credits to his Account, or of any rights to which he would have been entitled if this Plan had been terminated immediately prior to the effective date of such amendment.

     12 Termination of the Plan. The Board may terminate this Plan at any time. Upon termination, distribution of the credits to a Participant's Account shall be made in the manner and at the time heretofore prescribed.

     13. Expenses. Costs of administration of this Plan will be paid by the Employer as may be determined by the Board in its sole discretion.

     14. Notices. Any notice or election required or permitted to be given hereunder shall be deemed to be filed (i) on the date it is personally delivered to the Secretary of the Employer, or (ii) three business days after it is sent by registered or certified mail, addressed to such Secretary at 11755 E. Peakview Ave., Englewood, Colorado 80111.

     15. Severability. In the event any one or more of the provisions contained in this Agreement, or any application hereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     16. Governing Law. This Agreement , its interpretation, construction and enforcement shall be governed by the laws of the State of Colorado.

     17. Binding Effect. This agreement shall be binding upon and shall inure to the benefit of the Corporation, its successors and assigns, as well as the Stockholders, their respective heirs, legatees and personal representatives.
Any pronoun used in the  masculine shall be interpreted as the context requires.

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          IN WITNESS WHEREOF, the Employer has caused this instrument to be executed in its name by its duly authorized officers and its corporate seal to be hereunto affixed, this 7th day of December, 1994.

                                    "EMPLOYER"

                                    Big O Tires, Inc., a Nevada corporation

ATTEST:

   /s/  Philip J. Teigen            By:        /s/  Thomas L. Staker
-------------------------------        ---------------------------------------
Mr. Philip J. Teigen, Secretary        Mr. Thomas L. Staker Sr. Vice President



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                                   EXHIBIT A
                              LIST OF PARTICIPANTS
                         as of date of Adoption of Plan



                               Steven P. Cloward
                                 John B. Adams

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                                   EXHIBIT B
                             DISTRIBUTION ELECTION


    Pursuant to the BIG O TIRES, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the "Plan"), I hereby elect to receive distribution in the following form depending upon the type of event triggering distribution [check one type of distribution for each event]:

1.   Event of Termination

     1.   Termination of Employment        2.   Death

          [X]  Lump sum                         [X]  Lump Sum

          [_]  60 equal monthly payments        [_]  60 equal monthly payments

          [_]  120 equal monthly payments       [_]  120 equal monthly payments


     3.   Plan Termination                  4.  Change in Control

          [X]  Lump sum                         [X]  Lump sum

          [_]  60 equal monthly payments        [_]  60 equal monthly payments

          [_]  120 equal monthly payments       [_]  120 equal monthly payments



II. I further elect that the payment commencement date shall be the following [select one for each type of termination]:

     1.   Termination of Employment

          [X]  Immediate    [_]  Defer until Age [specify]:_____________________

     2.   Death

          [X]  Immediate    [_]  Defer until Age [specify]:_____________________

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                                   EXHIBIT C
                           DESIGNATION OF BENEFICIARY



     Pursuant to the BIG O TIRES, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the "Plan"), I hereby designate the following individuals as my beneficiaries to receive that percentage, as designated below, of all amounts held for me under the Plan which have not been paid to me at the date of my death.


           Beneficiary                    Percentage
           -----------                    ----------



DATED:_______________________



_____________________________          _______________________________
Witness                                Participant



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